Exhibit 99.5

6% PROMISSORY NOTE

Flushing, NY 11354

$100,000.00	Nov. 1 , 2013

FOR VALUE RECEIVED, American Jianye Greentech Ltd. a Nevada corporation (the “Borrower”), promises to pay to the order of Chu Li An (the “Lender”) on the demand, by wire transfer in accordance with written instruction from the Lender, in immediately available funds and in lawful money of the United States of America, the unpaid balance of all principal advanced against this Note in the principal amount of up to $100,000, together with interest as hereinafter provided. Subject to Section 4 of this Note, the outstanding principal balance of this Note shall bear interest on and after the date of this Note at the rate of 6% per annum; provided, that in the event that this Note shall not be paid on demand, all principal outstanding under this Note shall bear interest at the Default Rate from and after the date on which payment was demanded. All interest will be computed on the basis of a year of 365 or 366 days, as applicable, and the actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

1. Definitions. As used in this Note, the following terms shall have the respective meanings indicated:

(a) “Ceiling Rate” shall mean the maximum rate of interest which may be legally collected on this Note.

(b) “Credit Documents” means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Obligations, including the Note, the Loan Agreement, all instruments, certificates and agreements now or hereafter executed or delivered to the Lender pursuant to any of the foregoing or in connection with the Loan or any commitment regarding the Loan, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

(c) “Default Rate” means, on any day, a rate per annum equal to the lesser of (a) fifteen percent (15%) per annum, or (b) the Ceiling Rate.

(d) “Loan” means the loan from Lender to the Borrower with respect to which this Note is issued.

(e) “Loan Agreement” means the loan agreement dated Oct. , 2013 between the Lender and the Borrower pursuant to which this Note is issued.

(f) “Obligations” means the indebtedness evidenced by this Note and other sums payable to the Lender by the Borrower under any of the Credit Documents, together with performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lender under any one or more of the Credit Documents, including all fees, costs, expenses and indemnity obligations under this Note and all other Credit Documents.

2. This Note is issued in the principal amount of $100,000, which represents the maximum amount being lent to the Borrower pursuant to the Loan Agreement. Schedule A to this Note sets forth each advance made pursuant to the Loan Agreement and each payment of principal and interest made by the Borrower to the Lender. Any payments on account of the Loan shall be applied first to interest and then to principal. The principal amount due as set forth on said Schedule A shall be final, binding and conclusive, absent manifest error.

3. THE BORROWER AND THE LENDER, BY ACCEPTING THIS NOTE, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND THE LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE BORROWER AND THE LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS NOTE IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE BORROWER AND THE LENDER.

4. Notwithstanding any provision to the contrary contained in this Note or any Credit Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note or any Credit Document which under applicable laws are or may be deemed to constitute interest ever exceed the Ceiling Rate. In this connection, the Borrower and the Lender stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note or any Credit Document shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Borrower shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, the Lender shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the pay or of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the Lender for the use, forbearance or detention of money shall, to the extent required to avoid or minimize usury and to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the applicable indebtedness so that the interest rate does not exceed the Ceiling Rate. The provisions of this Section 4 shall control all agreements, whether now or hereafter existing and whether written or oral, between the Borrower and the Lender.

5. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of the Borrower and the Lender. The Lender may, without consent of the Borrower, assign any of its rights and obligations as provided in the Loan Agreement.

6. THIS NOTE AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BORROWER AND THE LENDER.

American Jianye Greentech Holdings, Ltd.

By:	/s/ Chu Li An
Chu Li An, CEO

Schedule A

Schedule of Advances and Payments

Date	Advance	Interest Payment	Principal Payment	Balance Due